Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Announces Entry into Collaboration Agreement,
License Agreement and Intellectual Property Acquisition Agreement

TEANECK, NJ, January 22, 2015 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (“Phibro”) (NASDAQ:PAHC) today announced it has acquired exclusive North American distribution rights for vaccines using MJ Biologicals, Inc.’s (“MJB”) vaccine technologies focused on the swine industry and additional vaccines that Phibro and MJB intend to develop, pursuant to a collaboration and distribution agreement. In addition, Phibro has acquired exclusive development and distribution rights outside North America for vaccine products using MJB technologies, pursuant to a technology license agreement.

Phibro will also acquire certain intellectual property and related assets associated with MJB’s vaccine technologies pursuant to an intellectual property acquisition agreement with an expected closing date in January 2021. Closing of the acquisition transaction is subject to certain customary conditions. The collaboration and license agreements will remain in place until the closing of the acquisition. Phibro is making an initial partial payment of the purchase price to MJB. The remainder of the purchase price will be calculated and paid at the closing of the acquisition based in part upon the sales of certain products sold in the year prior to the closing.

“We are very excited about combining MJB’s proprietary technology and experience with our technical and sales teams and our global expertise in developing innovative vaccines. The MJB business broadens Phibro’s U.S. swine product offering to include specialized vaccines. Our two companies share similar values and a common vision of the opportunity to develop custom products and programs which fit the unique needs of our customers. We believe this partnership is an ideal fit for Phibro,” said Larry Miller, Phibro’s President, Animal Health.

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and marketer of a broad range of animal health and mineral nutrition products for use in the production of poultry, swine, cattle, dairy and aquaculture, with annual sales in excess of $700 million. For further information, please visit www.pahc.com.

Contact:	Richard Johnson
Chief Financial Officer
201-329-7300
investor.relations@pahc.com

Forward-Looking Statements: This communication contains forward-looking statements, which reflect Phibro’s current views with respect to business plans or prospects, the transactions described herein, and other future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

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